Certification Pursuant to Rule 30a-2(b) under the 1940 Act and Section 906 of the Sarbanes-Oxley Act

I, Kenneth A. Meister, President and Principal Executive Officer of Evanston Alternative Opportunities Fund (the “Registrant”), certify to the best of my knowledge that:

1.	The Form N-CSR of the Registrant (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: November 22, 2023	/s/ Kenneth A. Meister
Kenneth A. Meister,
President and Principal Executive Officer
(principal executive officer)

I, Brian Lease, Treasurer and Principal Financial Officer of Evanston Alternative Opportunities Fund (the “Registrant”), certify to the best of my knowledge that:

1.	The Form N-CSR of the Registrant (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: November 22, 2023	/s/ Brian Lease
Brian Lease,
Treasurer and Principal Financial Officer
(principal financial officer)